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                                                                   EXHIBIT 10.28

                                 PROSOURCE, INC.

                              AMENDED AND RESTATED

                          MANAGEMENT OPTION PLAN (1995)

Section 1.        PURPOSE.

                  The purpose of this Amended and Restated ProSource, Inc. Management Option Plan (1995) (the "Plan") is to provide a means whereby ProSource, Inc. (the "Company") may, through the grant of options to purchase common shares in the capital of the Company to management employees of the Company and its direct and indirect subsidiaries (the "Subsidiaries") motivate those management employees to exert their best efforts on behalf of the Company and the Subsidiaries and closely align the personal interests of management employees with those of the shareholders of the Company.

                  Prior to the Plan becoming effective in accordance with
Section 11, in connection with the proposed initial public offering (the "Offering") of shares of the Company's Class A Common Stock (as hereinafter defined), (i) the Company intends to file a restated certificate of incorporation, providing for, among other things, two classes of authorized common stock, Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and Class B Common Stock, par value .01 per share ("Class B Common Stock"), and (ii) all of the Company's outstanding shares of common stock, par value $.01 per share, will converted into shares of Class B Common Stock.

Section 2.        DEFINITIONS.

                  2.1. The following terms as used in the Plan shall have the respective meanings set forth below unless the context otherwise requires:

                  (1) "BOARD OF DIRECTORS" means the board of directors of the Company or any committee of the same charged with the responsibility of administering the Plan.

                  (2) "COMMON SHARES" means shares of the Company's Class B Common Stock.

                  (3) "CLOSING DATE" means the date the Options are granted to the Management Employees under the Plan.

                  (4) "CAUSE" means, with respect to any Optionee, the occurrence of one or more of the following: (i) such Optionee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement, (ii) such Optionee engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Board of Directors in good faith in its sole discretion, (iii) any material act or omission by such Optionee involving malfeasance or negligence in the performance of the


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Optionee's duties to the Company or any Subsidiary or (iv) failure by such
Optionee to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board of Directors as determined by the Board of Directors in good faith in its sole discretion, which has not been corrected by the Optionee within 30 days after written notice of such failure.

                  (5) "DISABILITY" shall mean any illness or other physical or mental condition of an Optionee that renders the Optionee incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Board of Directors, is expected to be permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Optionee's condition.

                  (6) "FISCAL YEAR" means the Company's fiscal year ending on the last Saturday of the calendar year.

                  (7) "MANAGEMENT EMPLOYEES" means those management employees of the Company and the Subsidiaries who were granted options under the Company's Management Option Plan (1992) and who are employed with the Company or a Subsidiary as of the date hereof and those management employees of the Company and the Subsidiaries listed on Schedule A.

                  (8) "MANAGEMENT REPRESENTATIVES" means Management Representatives as defined in the Management Shareholders Agreement.

                  (9) "MANAGEMENT SHAREHOLDERS AGREEMENT" means the Amended and Restated Management Shareholders Agreement, dated November __, 1996, as such agreement may be amended, restated, or modified from time to time, among the Company, Onex, certain of the employees of the Company and the Subsidiaries, and the Management Employees.

                  (10) "ONEX" means Onex DHC LLC.

                  (11) "OPTION" means an option to purchase one Common Share pursuant to the terms of this Plan.

                  (12) "OPTIONEE" means each Management Employee to whom an Option has been granted.

                  (13) "PUBLIC COMPANY" means a corporation that has shares of capital stock registered under Section 12 or that is subject to the reporting requirements under Section 15(d) of the Securities Exchange Act of 1934 or similar federal statute in force.

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                  2.2. Words importing the singular number only shall include the plural and vice versa and words importing gender shall include all genders, unless the context clearly requires otherwise.

Section 3.        NUMBER OF SHARES AVAILABLE UNDER PLAN.

                  Options will be granted by the Company in accordance with the terms of the Plan to Management Employees to purchase Common Shares, and such Shares shall be reserved for issue upon the exercise of Options (subject to adjustment as provided in Section 6.8).

Section 4.        ELIGIBILITY AND ADMINISTRATION.

                  4.1. All Management Employees shall be eligible for participation in the Plan.

                  4.2. Except with respect to persons granted options under the Management Option Plan (1992) who, prior to June 30, 1995, notified the Company in writing that he or she has elected not to have his or her options governed by this Plan, all options granted under the Company's Management Option Plan (1992) shall be governed by the terms of this Plan, if the optionholder is still employed with the Company or a Subsidiary as of the date hereof. All options which became exercisable under the Company's Management Option Plan (1992) shall continue to be exercisable for the same number of shares under this Plan.

                  4.3. Subject to the terms hereof, the Plan shall be administered under the supervision of the Board of Directors.

                  4.4. The Board of Directors may interpret the Plan as may be necessary or appropriate for the administration of the Plan and shall make such other determinations and take such other action as it deems necessary or advisable. The Board of Directors shall give the Management Representatives notice of any interpretation or determination formally made by the Board of Directors not less than 14 days prior to the effective date thereof. Any such interpretation or determination so made shall be final, binding, and conclusive.

Section 5.        GRANT OF OPTIONS.

                  At any time after the purchase of Common Shares by a Management Employee, the Board of Directors may authorize the grant to such Management Employee Options to acquire a number of Common Shares determined by the Board of Directors. Options granted pursuant to this Section shall be exercisable at the times and in the amounts set forth in this Section . Ten percent of the Options held by each Optionee shall become exercisable at the end of each of the Fiscal Years 1995 through 1999. The remaining fifty percent of the Options held by each Optionee shall become exercisable at the end of Fiscal Year 1999.

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Section 6.        TERMS AND CONDITIONS.

                  6.1. GENERAL. Each Option granted under this Plan shall be subject to the following express terms and conditions set forth in this Section and to such other terms and conditions as the Board of Directors may deem appropriate.

                  6.2. EXERCISE PERIOD. (a) Options are exercisable only in accordance with the terms of the Plan and all Options that have not otherwise expired or been canceled under the terms of the Plan shall expire, if not exercised by the Optionee, on December 31, 2000.

                  (b) In connection with termination of an Optionee's employment with the Company or any Subsidiary, an Option shall terminate at the earliest of the following circumstances:

                           (i) the date that is three (3) months after the
                  Optionee's termination of employment, for any reason other than as provided in paragraph (ii), (iii) or (iv) below;

                           (ii) the date that is twelve (12) months after
                  employment ceases due to Disability, but in no event later than the date his Option would have expired under paragraph
                  (a);

                           (iii) the date the Optionee's employment is
                  terminated for Cause; and

                           (iv) the date twelve (12) months after the Optionee's
                  termination of employment as a result of death, but in no event later than the date his Option would have expired under paragraph (a).

                  (c) In the event that any Options are exercised following termination of an Optionee's employment, all Common Shares purchased through such exercise shall be subject to Section 2.5 of the Management Shareholders Agreement (as if termination of employment had occurred as of the date of exercise).

                  6.3. EXERCISE PRICE.

                  (a) PRICE. The exercise price of each Common Share subject to an Option (the "Exercise Price") shall be the price at which the Optionee holding such Option purchased Common Shares from the Company.

                  (b) PAYMENT OF EXERCISE PRICE. The Exercise Price of any Common Shares in respect of which an Option is exercised shall be paid in cash or by certified check payable to the Company at the time of exercise.

                  6.4. INTENTIONALLY OMITTED.

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                  6.5. EXERCISE IN THE EVENT OF A SALE. Upon an Exercise Event
(as hereinafter defined), all Options for Fiscal Years (or any portion thereof) not yet ended shall be deemed to have been earned and each Management Employee shall be entitled to receive in exchange for the cancellation of his Options the consideration that such Employee would have received in such transaction had such Options and all other Options exercisable on the date the triggering transaction closes been exercised immediately prior to such date, less the Exercise Price of such Options, and all such Options shall be cancelled upon payment of such amount. "Exercise Event" shall mean either (i) if the Company is not a Public Company and Onex and its affiliates sells all of their Common Shares, or (ii) an agreement is made with a third party dealing at arm's length with the Company for the sale (for consideration which is principally other than common stock) of substantially all of the assets of the Company or any principal Subsidiary, or all of the issued and outstanding shares of the Company, any principal Subsidiary, or any successor corporation resulting from the merger or consolidation of any one or more of them with any other corporation and if, as a result of such transaction, Onex or any affiliate of Onex would receive a compounded annual return on its initial purchase of Common Shares at least equal to the return set forth on Schedule B.

                  6.6. NON-TRANSFERABILITY. No Option shall be transferable or assignable.

                  6.7. INVESTMENT REPRESENTATION, LISTING, AND REGULATION.

                  (a) Each Optionee shall deliver to the Board of Directors, upon demand, at the time of any exercise of any Option, a written representation that the Common Shares to be acquired upon such exercise are to be acquired for investment and not with a view to the distribution thereof and an indemnification in favor of the Company in the event of any violation by such person of any law governing the transfer of such shares. Upon such demand, delivery of such representation prior to the delivery of any Common Shares issued upon exercise of Options and prior to the expiration of the exercise period shall be a condition precedent to the right of the Optionee or such other person to purchase any Common Shares pursuant to Options.

                  (b) Each Option shall be subject to the requirement that, if at any time the Board of Directors determines, in its sole discretion, that the registration, qualification, or other approval of or in connection with this Plan or the Common Shares covered thereby is necessary or desirable under any applicable law, then such Option may not be exercised, as a whole or in part, unless and until any such registration, qualification, or approval is obtained free of any condition not acceptable to the Board of Directors. The Optionee shall cooperate with the Company in relation thereto and shall have no claim or cause of action against the Company, any Subsidiary, or any of their officers or directors, as the result of any failure by the Company to obtain or to take any steps to obtain any such registration, qualification, or approval.

                  (c) The granting of Options and the issuance of Commons Shares under the Plan shall be carried out in compliance with applicable law and with the regulations of governmental authorities and applicable stock exchanges.

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                  6.8. ADJUSTMENTS IN EVENT OF CHANGE IN COMMON SHARES. In the
event of any change in the issued Common Shares of the Company occasioned by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, a rights offering to purchase Common Shares at a price substantially below fair market value, or any similar change affecting the issued Common Shares (excluding any issuance of warrants by the Company that triggers the pre-emptive rights granted in the Management Shareholders Agreement, but including any issuance of any other warrants by the Company for the purchase of its securities), the number and kind of shares subject to outstanding Options and the exercise price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Board of Directors may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available to, participants in the Plan.

                  6.9. NO RIGHTS AS SHAREHOLDER. No Optionee shall have any rights as a shareholder with respect to any Common Shares subject to an Option granted to him prior to the date of issuance to him of a certificate or certificates for such Shares.

                  6.10. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuance of employment or continuance as a director or officer with the Company or any subsidiary, or interfere in any way with the right of the Company or the Subsidiaries to terminate his employment at any time in accordance with applicable law.

                  6.11. MANAGEMENT SHAREHOLDERS AGREEMENT. The transfer, sale, or other disposition of Common Shares acquired pursuant to the exercise of an Option granted hereunder shall be governed by the Management Shareholders Agreement.

Section 7.        PROCEEDS FROM SALES OF SHARES.

                  Any cash proceeds from the sale of Common Shares issued upon exercise of Options shall be added to the general funds of the Company and shall thereafter be used from time to time for such corporate purposes as the Board of Directors may determine.

Section 8.        ASSIGNMENT.

                  Except as specifically provided under this Plan, or unless otherwise required by applicable law, no rights or interests of a participant under this Plan shall be given as security or assigned by any participant and no portion of any Common Shares reserved for issuance under the Plan shall be subject to attachment, charge, anticipation, execution, garnishment, sequestration, or other seizure under any legal or other process. Any transaction purporting to effect such a prohibited result is void.

Section 9.        AMENDMENT AND TERMINATION OF PLAN.

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                  9.1. Unless renewed for such further period and upon such
terms and conditions as the Board of Directors may determine, this Plan shall terminate on the earlier of:

                  (i) the date of signing of an underwriting agreement in relation to an initial public offering of Common Shares if, pursuant to such initial public offering, any regulatory authority, including any stock exchange to which an application is made to list the Common Shares, so requires;

                  (ii)     December 31, 2000; and

                  (iii) subject to subsection 6.5, the effective date of a sale to a third party dealing at arm's length of:

                           (a) all of the Common Shares owned by Onex or any
                  affiliate of Onex if the Company is a Public Company, or

                           (b) all or substantially all of the assets of the
                  Company or a principal Subsidiary, or

                           (c) all of the issued and outstanding shares of the
                  Company, a principal Subsidiary, or any successor corporation resulting from the merger or consolidation of any one or more of them with any other corporation.

                  Any termination of the Plan pursuant to (iii)(b) or (c) as the result of the sale of all or substantially all of the assets of a principal Subsidiary or the sale of all of the issued and outstanding shares of a principal Subsidiary shall only be deemed to be a termination of the Plan as to the Management Employees of that Subsidiary.

                  No Options shall be granted after the effective date of termination of the Plan.

                  9.2. Notwithstanding Section 9.1 and without the consent of any other party, the Company shall be permitted to amend or terminate this Plan at any time if so required by applicable laws or by the rules of any regulatory authority to whose jurisdiction the Company is subject.

                  9.3. If this Plan is terminated for any reason pursuant to this Section 9 (other than pursuant to subsection 9.1(ii)), or revised to comply with any applicable regulatory requirements, the Company shall, to the extent permitted by law or regulatory authorities, adopt a plan in substitution therefor, or make other arrangements, that will confer upon Management Employees benefits approximately equivalent to those conferred by this Plan.

Section 10.       MISCELLANEOUS.

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                  10.1. If any provision of the Plan is ever held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts or provisions of the Plan and the Plan shall be construed, administered, and enforced as if such illegal or invalid provision had never been included herein.

                  10.2. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

                  10.3. The division of the Plan into sections, subsections, paragraphs, subparagraphs, and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the Plan.

                  10.4. Any notice required to be given pursuant to the terms of the Plan shall be given by registered mail and shall be deemed to have been received on the third day after mailing.

Section 11.       EFFECTIVE DATE.

                  Subject to prior approval of the Board of Directors, this Plan shall be effective only upon consummation of the Offering.

Approved by the Board of Directors: November __, 1996.

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                                   SCHEDULE A

MANAGEMENT EMPLOYEES                                                 OPTIONS

                       [Option holder list to be Attached]
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                                   SCHEDULE B

         TRANSACTION OCCURS ON                               COMPOUND ANNUAL
         OR WITHIN 30 DAYS OF:                               RATE OF RETURN*
         ---------------------                               ---------------
         First Anniversary of Closing Date                        38%
         Second Anniversary of Closing Date                       36%
         Third Anniversary of Closing Date                        34%
         Fourth Anniversary of Closing Date                       32%
         Fifth Anniversary of Closing Date                        30%

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*        For a transaction consummated on a date other than an anniversary of the Closing Date or with 30 days of the same, an interpolated Compound Annual Rate of Return shall apply.